PRICING SUPPLEMENT NO. 99                                     Rule 424 (b)(3)
DATED: December 29, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                 Floating Rate Notes        Book Entry Notes
$25,000,000                       [x]                        [x]

Original Issue Date:              Fixed Rate Notes           Certificated Notes
December 29, 1997                 [_]                        [_]

Maturity Date:
January 3, 2001

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                             Optional             Optional
                      Redemption             Repayment            Repayment
Redeemable On         Price(s)               Date(s)              Price(s)
-------------         -----------            ----------           ----------
N/A                   N/A                    N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Quarterly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.11%
--------------------------------

*        On the 3rd of each January, April, July and October.

**       On the 3rd of each January, April, July and October.

***      6.01625%

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0122\2041\SUPD297P.490